Migo,

         The following is the substance of our telephone discussion last week.

         As you suggested I am stating it, in my own words, as an addendum to the agreement Terence and I worked out. To give you the complete file I am also including copies of the original proposal I drafted and the "official" document we signed.

         The agreement Terence and I executed, May 27, 1998, is by this memo amended as follows:

              1.   Section one.  "EMPLOYMENT" paragraph (a) is amended to read:

                           "In accordance with that certain Employment Agreement
                  (the "Existing Agreement") dated January 3, 1994, between Microtek Medical, Inc. ("Microtek"), a wholly owned subsidiary of Isolyser, and Employee, as amended, Employee is employed by Microtek and also currently serves as Executive Vice President of Isolyser. Subject to and in accordance with the terms of the Existing Agreement, the Existing Agreement shall remain in effect and employee shall continue to serve as Executive Vice President of Isolyser until December 31, 1999."

              2.  The contract will end December 31, 2003.

              3. All other provisions of the contract remain as stated in the original agreement.

              4. This memo signed by Migo Nalbantyan and Lester J. Berry constitutes an amendment to the original contract dated May 27, 1998 and signed by Terence Furness and Lester J. Berry.

         Please sign both copies and return one for my file.


/s/ Migo Nalbantyan                         /s/ Lester J. Berry
---------------------------------           ------------------------------
Migo Nalbantyan                             Lester J. Berry


---------------------------------           ------------------------------
Date                                        Date


822720v1

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into as of the ____ day of ________, 1998, but effective as of December 31, 1998 (the "Effective Date"), by ISOLYSER COMPANY, INC., a Georgia corporation ("Isolyser"), and LESTER J. BERRY, a Mississippi resident ("Employee").

         In consideration of the mutual covenants contained in this Agreement, Isolyser and Employee agree as follows:

         1.       Employment.

                  (a) In accordance with that certain Employment Agreement (the "Existing Agreement") dated January 3, 1994, between Microtek Medical, Inc. ("Microtek"), a wholly-owned subsidiary of Isolyser, and Employee, as amended, Employee is employed by Microtek and also currently serves as Executive Vice President of Isolyser. Subject to and in accordance with the terms of the Existing Agreement, the Existing Agreement shall remain in effect and Employee shall continue to serve as Executive Vice President of Isolyser until December 31, 1998.

                  (b) Effective on the Effective Date, Employee shall no longer serve as Executive Vice President of Isolyser and the Existing Agreement shall terminate. Employee shall, however, continue to serve as an employee of Isolyser through December 31, 2003 in the non-executive capacity of Vice President for Special Projects. In such capacity, he shall assist Isolyser faithfully and diligently to achieve its objectives from time to time as may be reasonably requested by the President of Isolyser, and shall take no action which would be contrary to such objectives. Employee shall not be required to perform duties at variance to duties normally assigned to senior executive level personnel of Isolyser. As such Vice President, Employee shall have no policy making authority on behalf of Isolyser and shall have no authority to bind Isolyser to any obligations. Employee shall not be required to devote his full working time and attention to the business of Isolyser, and may be engaged in other activities to which he shall be entitled to devote a substantial portion of his time, subject to paragraph 3 of this Agreement. Absent mutual agreement to the contrary, the maximum number of days Employee shall be required to serve in such capacity shall be fifteen working days per year.

         2. Compensation and Benefits. As full compensation for all services rendered by Employee pursuant to this Agreement and as full consideration for all terms of this Agreement, beginning as of the Effective Date and thereafter until December 31, 2003, Employee shall be entitled to the following:

                  (a) Subject to Section 7(a) hereof, a base salary of $13,000 per year through and including December 31, 2003 payable so long as Employee is not in breach of this Agreement following five days notice of any such breach by Isolyser to Employee. Such salary shall be paid in installments consistent with the normal practices of Isolyser, but not less frequently than monthly.

                  (b) Subject to Section 7(a) hereof, Employee hereby elects not to participate in and agrees that he shall not be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans and other benefit plans (except that Employee shall remain eligible to participate in the Company's 401(k) plan subject to the terms of the applicable plan documents and legal requirements) from time to time in effect for senior executives or other employees of Isolyser. In lieu of participation in any and all such plans, Isolyser agrees
(x) that the Split Dollar Life Insurance Agreement dated as of May 25, 1994, between Microtek and Employee shall remain in full force and effect in accordance with its terms, and (y) to continue to provide health insurance benefits (after payment of any other benefits available including those under any separate retirement plans or Medicare) for Employee and his dependents consistent with past practices up to a cost to Isolyser of $1,500 per year through December 31, 2003 so long as Employee is not in breach of this Agreement following five days notice of any such breach by Isolyser to Employee.

                  (c) An amount equal to the value of all accrued vacation due to Employee through the Effective Date, as calculated by Isolyser's payroll department. From and after the Effective Date of this Agreement, Employee agrees that he shall no longer accrue paid absences or be entitled to compensation for same.

                  (d) Isolyser shall reimburse Employee for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities as specifically requested by Isolyser, subject to such requirements with respect to substantiation and documentation as may be specified by Isolyser.

         3.       Protective Covenants; Remedies.

                  (a) Property Rights. Employee acknowledges and agrees that all records of the accounts of customers, lists, prospect lists, prospect reports, vendor lists, samples, desk calendars, briefcases, day timers and notebooks provided by Isolyser or any subsidiary or affiliate of Isolyser (collectively, the "Isolyser Group"), policy and procedure manuals, price lists, catalogs, premises keys, written methods of pricing, lists of needs and requirements of customers, written methods of operation of Isolyser Group and any other records and books relating in any manner whatsoever to the customers of Isolyser Group or its business, whether prepared by Employee or otherwise coming into Employee's possession, are the exclusive property of Isolyser Group regardless of who actually purchased or prepared the original book, record, list or other property. All such books, records, lists or other property shall be immediately returned by Employee to Isolyser upon any termination of employment.

                  (b)  Non-Disclosure  of  Confidential  Information.   Employee
acknowledges that through formal and informal training by Isolyser Group, Employee will become familiar with, among other things, the following:

                           Any scientific or technical information, design, process, procedure, formula or improvement that is secret and of value, and information including, but not limited to, technical or nontechnical data, formula, patterns, compilations, programs, devices, methods, techniques, drawings, processes and financial data, which Isolyser takes reasonable efforts to protect from disclosure, and from which Isolyser derives actual or potential economic value due to its confidential nature (the foregoing being hereinafter collectively referred to as the "Confidential Information").

                  Employee acknowledges that use of such Confidential Information will give Employee an unfair competitive advantage over Isolyser Group in the event that Employee should go into competition with Isolyser Group and agrees that during the term of this Agreement and for a period of two (2) years subsequent to the termination of employment for any reason, Employee will not disclose to any person, or utilize for Employee's benefit, any of the Confidential Information. Employee acknowledges that such Confidential
Information is of special and peculiar value to Isolyser; is the property of Isolyser Group, the product of years of experience and trial and error; is not generally known to Isolyser Group's competitors; and is regularly used in the operation of Isolyser Group's business. Employee acknowledges and recognizes that applicable law prohibits disclosure of confidential information and trade secrets indefinitely (i.e., without regard to the two year period described in this paragraph), and Isolyser has the right to require Employee to comply with such law in addition to Isolyser's rights under this paragraph.

                  (c) Non-Interference With Employees. Employee agrees not to solicit, entice or otherwise induce any employee of Isolyser Group to leave the employ of Isolyser Group for any reason whatsoever, and not to otherwise interfere with any contractual or business relationship between Isolyser Group and any of its employees for two (2) years from the termination of Employee's employment.

                  (d) Inventions. Employee agrees to fully inform and disclose to Isolyser all inventions, designs, improvements and discoveries which Employee now has or may hereafter while employed by Isolyser obtain which either constitute an improvement to or modification of any of the products which from time to time are under development by Isolyser or being manufactured or marketed by Isolyser (collectively, the "Products") or constitute an invention, design, improvement or discovery having unique application to the Products, whether conceived by Employee alone or with others. All such inventions, designs, improvements and discoveries shall be the exclusive property of Isolyser. Employee shall assist Isolyser to obtain such legal protection of all such inventions, designs, improvements and discoveries as may be deemed desirable by Isolyser from time to time.

                  (e)  Non-Solicitation  of  Customers.   Until  two  (2)  years
following the termination of Employee's employment, Employee agrees that Employee will not, within the world (the "Territory"), which the parties agree has been the territory from which Employee has primarily rendered services, for Employee's own benefit or on behalf of any other person, partnership, company or corporation, contact any customer or customers of Isolyser Group who Employee called upon while employed by Isolyser, for the purpose of developing, manufacturing or selling disposable, specialty or safety products for use in the medical, industrial or commercial markets (collectively, the "Business").

                  (f) Non-Competition. Until two (2) years following the termination of Employee's employment, Employee agrees that Employee will not within the Territory, either directly or indirectly on his own behalf or in the service of others, in any capacity that involves duties similar to the duties of Employee hereunder, engage in the Business.

                  (g) Acknowledgment Regarding Protective Covenants. Employee acknowledges and understands that the covenants provided for in this Section are limited to the covenants set forth herein and do not preclude Employee upon the termination of this Agreement from obtaining gainful employment or utilizing Employee's general business skills, and that numerous opportunities exist for Employee to utilize such skills. Although Employee agrees that the time and area restraints set forth herein are reasonable, nevertheless, if for any reason now unforeseen, a court of competent jurisdiction finds that the time and/or area restraints agreed to herein by the parties are unreasonable then the time and/or area restraints agreed to herein shall be reduced to an area and/or duration deemed reasonable by such court. Employee acknowledges that the Employee has read and understands the terms of this Agreement, that the same was specifically negotiated, and that the protective covenants agreed upon herein are necessary for the protection of Isolyser Group's business as a result of the business secrets that will be disclosed during the employment. Further, Employee acknowledges that Isolyser would not enter into this Agreement without the specifically negotiated protective covenants herein stated.

                  (h) Remedies. In addition to any other rights and remedies which are available to Isolyser, with respect to any breach or violation of the protective covenants set forth herein, it is recognized and agreed that Isolyser shall be entitled to obtain injunctive relief which would prohibit Employee from continuing any breach or violation of such protective covenants.

         4. [Intentionally Omitted]

         5. Board Services. For the remainder of Employee's incumbent term with such organizations, Employee agrees to continue to represent Isolyser and Microtek through his appointments on the Mississippi Science and Technology Commission, the Mississippi State University External Research Advisory Commission, the Ocktibiha County Hi Tech Business Development Board, and the Mississippi School for Math and Science Foundation Board. Service on such organizations shall not accrue against Employee's agreed days of service to Isolyser per year.

         6. Litigation and Regulatory Cooperation. Employee shall cooperate fully with the Isolyser Group in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Isolyser Group which relate to events or occurrences that transpired while Employee was employed by Isolyser or Microtek. Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Isolyser Group at mutually convenient times. Employee shall also cooperate fully with the Isolyser Group in connection with any examination or review of any federal or state regulatory authority as any such examination or review relates to events or occurrences that transpired while Employee was employed by Isolyser or Microtek.

         7.       Miscellaneous.

                  (a) This Agreement and all of the terms, provisions and conditions hereof shall be binding upon and/or inure to the benefit of and be enforceable by the heirs and personal representatives of Employee and Isolyser; provided, that the salary shall no longer be payable and benefits shall no longer accrue after Employee's death.

                  (b) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and same agreement. This Agreement contains the full and complete agreement between the parties relative to the subject matter hereof.

                  (c) All payments made and benefits provided to Employee under this Agreement shall be net of any tax required to be withheld by Isolyser under applicable law.

                  (d) This Agreement shall be governed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the parties shall cause this Agreement to be executed and delivered as of the date first above written.

                             ISOLYSER COMPANY, INC.


                             By:___________________________________
                             Its:__________________________________



                             /s/ Lester J. Berry
                             --------------------------------------
                             Lester J. Berry

545246v2